Exhibit 1.01

Rambus Inc.

Conflict Minerals Report

For the Reporting Period from January 1, 2025 to December 31, 2025

Introduction

This Conflict Minerals Report (this “Report”) of Rambus Inc. (“we,” “our,” “us,” “Rambus” or the “Company”) for the reporting period January 1, 2025 to December 31, 2025 (the “Reporting Period”) has been prepared in accordance with the requirements of Rule 13p-1 (the “Rule”) and Form SD promulgated under the Securities Exchange Act of 1934, as amended.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products where the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are referred to as “Conflict Minerals,” which include gold, columbite-tantalite (coltan), cassiterite, wolframite and their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), or any adjoining country, including the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

This Report and Form SD can be found on our website at www.rambus.com.

Company Overview

Rambus delivers industry-leading chips and silicon IP for the data center and AI infrastructure. With over three decades of advanced semiconductor experience, our products and technologies address the critical bottlenecks between memory and processing to accelerate data-intensive workloads. By enabling greater bandwidth, efficiency and security across next-generation computing platforms, we make data faster and safer.

During the Reporting Period we continued to ship our physical semiconductor products, including DDR4 and DDR5 memory interface chipsets for memory modules utilized in cloud data center and enterprise servers, and client computing systems. For such products we operate a fabless business model and use third-party foundries, assembly and test manufacturing contractors to manufacture, assemble, test and provide our semiconductor products.

Description of the Company’s Conflict Minerals Policy

Our goal is to eliminate the use of Conflict Minerals. We are aware that our physical semiconductor products contain tin, tantalum, tungsten and gold (“3TG”) metals that are necessary to the functionality or production of those products. To this end, we work with our applicable suppliers to identify the sources of all 3TG metals used in our physical semiconductor products. If any of these metals originate from the Covered Countries, then further investigation is required.

We use the tools provided by the Responsible Minerals Initiative (“RMI”) to gather information from our suppliers. The information requested includes the name and location of smelters or refiners used to produce the metals, and the origin of the minerals. Our due diligence process and efforts are consistent with the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”).

Our Conflict Minerals Policy can be found on our website at www.rambus.com.

Description of the Company’s Supply Chain

Because we operate a fabless business model, we do not directly purchase 3TG from mines, smelters, or refiners. Therefore, we must rely on our suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products (as defined below). Many of our suppliers do not purchase raw materials directly and must rely on their downstream suppliers and sub-suppliers to determine the origin of their raw materials. Thus, reliably determining the origin is a difficult task, and our suppliers are highly dependent on the information provided to them by their suppliers and sub-suppliers which are often far removed from the direct smelter or refiner. Additionally, many of our suppliers are not directly subject to the same conflict minerals law and regulations as we are.

Identification of Conflict Minerals and of the Company’s Products Covered by this Report

We sent a questionnaire to our operating business units inquiring whether during the Reporting Period any of our units manufactured or contracted to manufacture any products containing Conflict Minerals necessary to such products’ functionality or production.

Based on these inquiries, we determined that our chipsets were the only products that met this test (“Covered Products”). We found that Conflict Minerals were not necessary to the functionality or production of any product that we manufactured or contracted to manufacture other than the Covered Products that we contracted to manufacture during the Reporting Period.

From this information, we developed a list of direct suppliers within our applicable supply chain to be surveyed and who provided 3TG materials for our products. Engineering and evaluation materials were not included in our analysis.

Description of the Company’s Reasonable Country of Origin Inquiry

We conducted in good faith a reasonable country of origin inquiry (“RCOI”) with respect to the Covered Products that were manufactured or contracted to be manufactured by us during the Reporting Period. The RCOI is reasonably designed to determine if any of the Conflict Minerals in the Covered Products originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.

Once we identified our list of suppliers, we began the process of surveying the supply chain using the RMI’s Conflict Minerals Reporting Template (“CMRT”). The CMRT is used predominantly throughout the electronics industry and requests relevant information, including details of the smelters and refiners where the materials were processed and the location of mines where the minerals originated.

We informed each identified supplier of our desire to use only materials verified to be conflict-free and asked them to return a completed CMRT. Responses were reviewed for completeness, reasonableness, and consistency, and we followed up with our suppliers for corrections and clarifications as needed.

Based on the responses from the suppliers, we were not able to conclusively determine the complete geographic origin of all 3TG materials used in our Covered Products. Therefore, we proceeded to perform the due diligence process outlined below.

Description of the Company’s Due Diligence Process

Based on the information provided to us by our suppliers, we undertook additional due diligence processes and efforts based on the OECD Guidance in order to determine if any Conflict Materials included in our Covered Products may have originated in the Covered Countries and if so, whether they benefited armed groups in those countries.

In accordance with the OECD Guidance, the design of our due diligence includes the five steps described below.

Step 1: Establish Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

•

Adopt and Commit to a Supply Chain Policy for Conflict Minerals: We are committed to responsible relationships with customers, suppliers and business partners under our Code of Business Conduct and Ethics (“Code of Conduct”) publicly available on our website at www.rambus.com. Our Code of Conduct standards apply worldwide and outline expected behaviors for everyone who works for us or serves on our Board of Directors. These expected behaviors include, without limitation, conducting all business relationships, including with suppliers, in an honest and ethical manner and in compliance with all applicable laws and refraining from participating or aiding a supplier who is seeking to commit an unethical act. We have also adopted a Conflict Minerals Policy.

•

Internal Management to Support Supply Chain Due Diligence: We have established a management system for disclosing our use of Conflict Minerals under the Rule. This management system is sponsored by our General Counsel as well as executive-level representatives and a team of subject matter experts from relevant functions such as finance, legal, operations and engineering. The team of subject matter experts is responsible for ensuring our Conflict Minerals disclosure compliance.

•

Controls and Transparency to Support Supply Chain Diligence: As described above, we undertook an RCOI with respect to the Conflict Minerals in our supply chain by requesting a CMRT be completed by each of our suppliers to gather information about their use of Conflict Minerals, the smelters and refiners in their supply chain that are included in our Covered Products, and the countries of origin for such Conflict Minerals.

•

Supplier Engagement: With respect to the OECD requirement to strengthen engagement with suppliers, we inform our suppliers of our conflict mineral efforts and that they are expected to investigate their supply chains for conflict minerals information and inform us of the results.

•	Grievance Mechanism: Code of Conduct contains procedures whereby employees can report violations.

•	Maintain records: We have an existing document retention policy that includes retaining Conflict Minerals due diligence documentation.

Step 2: Identify and Assess Risk in the Supply Chain

As a fabless producer of semiconductor products, we have no direct relationship with 3TG suppliers. Thus, we rely on our direct suppliers to provide us with the necessary information about the source of Conflict Minerals contained in the Covered Products that we contract with them to manufacture for us. Our suppliers are similarly reliant upon information provided by their suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products. Thus, there is a risk that the final information provided to us and upon which we rely is incomplete or inaccurate.

Step 3: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Because we do not have direct relationships with suppliers of the 3TG materials, we rely upon third parties to perform audits and certify smelters/refiners as conflict-free. Responsible Minerals Assurance Process (RMAP) coordinates audits of 3TG smelters/refiners and publishes lists of those that are found to be conflict-free by following OECD Guidelines. The RMI also publishes names of smelters/refiners that are actively in the process of becoming certified conflict-free, but have not completed the process to date. We use these published lists to determine if the smelters and refiners supplying 3TG materials for our Covered Products are conflict-free. If the sources of all 3TG materials for a product have been identified as conflict-free, then we likewise consider such product as conflict-free.

Step 4: Report on Supply Chain Due Diligence

We report on our due diligence efforts as required by law. We publicly filed the Form SD and this Report with the SEC.

This Report includes information about the RCOI we undertook, our due diligence process designed to conform with the OECD Guidelines, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate Conflict Minerals necessary to the functionality or production of such products.

Findings and Conclusions

During the Reporting Period, we utilized six suppliers with respect to our physical semiconductor products and required all of these suppliers to perform and report on their supply chain due diligence through the use of the CMRT. We received a 100% response rate to our requests. Responses from our suppliers using the CMRT have been reviewed, combined and summarized. Responding parties provided a CMRT which includes a declaration page and a list of smelter and refinery names. Based on the information provided to us by our suppliers, we believe that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in Annex I below.

All responding suppliers provided complete lists of smelters representing 100% of the 3TG materials they utilized. All of suppliers declared that a portion of the 3TG metals came from the Covered Countries. However, these suppliers also indicated that such materials came from a smelter or refiner that has been audited and is listed as conflict-free and conformant by the RMI.

We combined the responses from all suppliers and prepared a list of unique smelter or refiner names. We then used the RMI conformance lists to determine if the Conflict Minerals originate from the Covered Countries and could be benefitting armed groups. All of the smelters/refiners on our list have been verified as conformant by the RMAP. Therefore, based on our due diligence efforts, we conclude the Conflict Minerals contained in our Covered Products come from suppliers using smelters or refiners listed as conformant by RMI. However, we rely on our direct suppliers to provide us with the necessary information about the source of Conflict Minerals contained in the Covered Products that we contract with them to manufacture for us and our suppliers are similarly reliant upon information provided by their suppliers. Thus, there is a risk that the final information provided to us and upon which we rely is incomplete or inaccurate.

ANNEX I – SMELTER LIST

Mineral	Smelter Name	Smelter ID	Country	Status
Gold	Aida Chemical Industries Co., Ltd.	CID000019	JAPAN	Conformant
Gold	Asahi Pretec Corp.	CID000082	JAPAN	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	CANADA	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF	Conformant
Gold	Dowa	CID000401	JAPAN	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	CHINA	Conformant
Gold	Heraeus Germany GmbH Co. KG	CID000711	GERMANY	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	JAPAN	Conformant
Gold	Kojima Chemicals Co., Ltd.	CID000981	JAPAN	Conformant
Gold	Materion	CID001113	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	JAPAN	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	JAPAN	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	JAPAN	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN	Conformant
Gold	Royal Canadian Mint	CID001534	CANADA	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K	CID001875	JAPAN	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	JAPAN	Conformant
Gold	Gold Corporation - The Perth Mint	CID002030	AUSTRALIA	Conformant
Gold	Asahi Refining Canada Ltd.	CID000924	CANADA	Conformant
Gold	Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA	Conformant
Gold	LS MnM Inc.	CID001078	KOREA, REPUBLIC OF	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF	Conformant
Gold	Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA	Conformant
Gold	Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA	Conformant
Gold	Agosi AG	CID000035	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL	Conformant
Gold	Argor-Heraeus S.A.	CID000077	SWITZERLAND	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	JAPAN	Conformant
Gold	Aurubis AG, Hamburg	CID000113	GERMANY	Conformant
Gold	Bangalore Refinery	CID002863	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES	Conformant
Gold	Boliden Mineral AB (Ronnskar)	CID000157	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	GERMANY	Conformant
Gold	Chimet S.p.A.	CID000233	ITALY	Conformant
Gold	Chugai Mining	CID000264	JAPAN	Conformant
Gold	Coimpa Industrial LTDA	CID004010	BRAZIL	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN	Conformant
Gold	Elite Industech Co., Ltd.	CID004755	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF	Conformant
Gold	Gold by Gold Colombia	CID003641	COLOMBIA	Conformant
Gold	Heimerle + Meule GmbH	CID000694	GERMANY	Conformant

Gold	Impala Platinum - Platinum Metals Refinery (PMR)	CID004714	SOUTH AFRICA	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA	Conformant
Gold	Istanbul Gold Refinery	CID000814	TURKEY	Conformant
Gold	Italpreziosi	CID002765	ITALY	Conformant
Gold	Japan Mint	CID000823	JAPAN	Conformant
Gold	Jiangxi Copper Co., Ltd.	CID000855	CHINA	Conformant
Gold	Kazzinc Ltd	CID000957	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND	Conformant
Gold	LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF	Conformant
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA	Conformant
Gold	Metalor Technologies S.A.	CID001153	SWITZERLAND	Conformant
Gold	Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO	Conformant
Gold	MKS PAMP SA	CID001352	SWITZERLAND	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN	Conformant
Gold	NH Recytech Company	CID003189	KOREA, REPUBLIC OF	Conformant
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	CID002779	AUSTRIA	Conformant
Gold	Planta Recuperadora de Metales SpA	CID002919	CHILE	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA	Conformant
Gold	PX Precinox S.A.	CID001498	SWITZERLAND	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA	Conformant
Gold	REMONDIS PMR B.V.	CID002582	NETHERLANDS	Conformant
Gold	SAFINA A.S.	CID002290	CZECHIA	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	CHINA	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA	Conformant
Gold	SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	CID002580	ITALY	Conformant
Gold	TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	CID002003	SWITZERLAND	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	CID002100	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	JAPAN	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA	Conformant
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	CHINA	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	CHINA	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	CHINA	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	CID001175	BRAZIL	Conformant
Tantalum	Mitsui Mining & Smelting	CID001192	JAPAN	Conformant
Tantalum	NPM Silmet AS	CID001200	ESTONIA	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA	Conformant
Tantalum	Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA	Conformant
Tantalum	D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CID002505	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA	Conformant
Tantalum	TANIOBIS Co., Ltd.	CID002544	THAILAND	Conformant
Tantalum	TANIOBIS GmbH	CID002545	GERMANY	Conformant
Tantalum	Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	JAPAN	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA	Conformant
Tantalum	Global Advanced Metals Aizu	CID002558	JAPAN	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	CHINA	Conformant
Tantalum	AMG Brasil	CID001076	BRAZIL	Conformant
Tantalum	KEMET de Mexico	CID002539	MEXICO	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA	Conformant
Tantalum	PowerX Ltd.	CID004054	RWANDA	Conformant
Tantalum	Resind Industria e Comercio Ltda.	CID002707	BRAZIL	Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	JAPAN	Conformant
Tantalum	Telex Metals	CID001891	UNITED STATES OF AMERICA	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	CHINA	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA	Conformant
Tin	Alpha Assembly Solutions Inc	CID000292	UNITED STATES OF AMERICA	Conformant
Tin	PT Premium Tin Indonesia	CID000313	INDONESIA	Conformant
Tin	Dowa	CID000402	JAPAN	Conformant
Tin	EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Fenix Metals	CID000468	POLAND	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	CHINA	Conformant
Tin	Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA	Conformant
Tin	Mineracao Taboca S.A.	CID001173	BRAZIL	Conformant
Tin	Minsur	CID001182	PERU	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	JAPAN	Conformant
Tin	Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	PT Mitra Stania Prima	CID001453	INDONESIA	Conformant
Tin	PT Prima Timah Utama	CID001458	INDONESIA	Conformant
Tin	PT Timah Tbk Kundur	CID001477	INDONESIA	Conformant
Tin	PT Timah Tbk Mentok	CID001482	INDONESIA	Conformant
Tin	Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Thaisarco	CID001898	THAILAND	Conformant

Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468	BRAZIL	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES	Conformant
Tin	PT Rajehan Ariq	CID002593	INDONESIA	Conformant
Tin	PT Cipta Persada Mulia	CID002696	INDONESIA	Conformant
Tin	Super Ligas	CID002756	BRAZIL	Conformant
Tin	Aurubis Beerse	CID002773	BELGIUM	Conformant
Tin	PT Bangka Prima Tin	CID002776	INDONESIA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA	Conformant
Tin	Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA	Conformant
Tin	Luna Smelter, Ltd.	CID003387	RWANDA	Conformant
Tin	PT Mitra Sukses Globalindo	CID003449	INDONESIA	Conformant
Tin	CRM Synergies	CID003524	SPAIN	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA	Conformant
Tin	Aurubis Berango	CID002774	SPAIN	Conformant
Tin	CV Ayi Jaya	CID002570	INDONESIA	Conformant
Tin	Dongguan Best Alloys Co., Ltd.	CID000377	CHINA	Conformant
Tin	Estanho de Rondonia S.A.	CID000448	BRAZIL	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754	AUSTRALIA	Conformant
Tin	Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND	Conformant
Tin	P Kay Metal, Inc	CID005189	UNITED STATES OF AMERICA	Conformant
Tin	Resind Industria e Comercio Ltda.	CID002706	BRAZIL	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN	Conformant
Tin	Woodcross Smelting Company Limited	CID004724	UGANDA	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	CID000004	JAPAN	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA	Conformant
Tungsten	Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	JAPAN	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	GERMANY	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY	Conformant
Tungsten	Masan High-Tech Materials	CID002543	VIET NAM	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA	Conformant
Tungsten	Cronimet Brasil Ltda	CID003468	BRAZIL	Conformant

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA	Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619	VIET NAM	Conformant
Tungsten	Kennametal Fallon	CID000966	UNITED STATES OF AMERICA	Conformant
Tungsten	Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA	Conformant
Tungsten	Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Lianyou Resources Co., Ltd.	CID004397	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA	Conformant
Tungsten	Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430	CHINA	Conformant
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993	VIET NAM	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA	Conformant

Future Steps to Improve Due Diligence

We have communicated our expectations to our contract manufacturers regarding our commitment to sourcing minerals for our products in a manner that does not finance or benefit armed groups in the Covered Countries. We plan to continue our inquiry method and utilize the CMRT to collect and report on due diligence activities with our supply base. We continue to work with our suppliers to improve the quality and completeness of information collected by using the most updated CMRT form. We will continue to review our supplier responses, provide feedback as necessary, encourage our suppliers to remain committed to conflict-free sources and engage with our relevant suppliers in order to build their knowledge and capacity so they are able to provide us with complete and accurate information on the source and chain of custody of Conflict Minerals in our supply chain.

Conclusion

Based on our due diligence efforts and subject to the limitations of such efforts as detailed above, we conclude the Conflict Minerals contained in our Covered Products come from suppliers using smelters or refiners listed as conformant by RMI.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by us. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our Conflict Minerals status. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, smelter classifications, all instances of Conflict Minerals necessary to the functionality or manufacturing of our products possibly not yet having been identified, gaps in supplier education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict free smelter audits, Covered Countries sourced materials being declared secondary materials, companies going out of business, certification programs being not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals from the Covered Countries to countries beyond the Covered Countries.

Forward-looking Statements

This Conflict Minerals Report contains forward-looking statements. These statements include statements regarding steps we intend to examine to further mitigate risk. We also use words such as “believe,” “expect,” “future,” “intend” and similar expressions to identify forward-looking statements. All forward-looking statements involve risk and uncertainty. When considering these statements, you should also consider the important factors described in this Conflict Minerals Report under the heading “Additional Risk Factors” and in the reports and documents we file from time to time with the SEC, including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. Except as required by law, we disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.